Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Nos.333-90319 and 333-90313) on Post-Effective Amendment No.1 to Form S-8 of CareAdvantage, Inc of our report dated February 10, 2006  with respect to the consolidated financial statements of CareAdvantage, Inc. and subsidiaries as of December 31, 2005 and for the years ended December 31, 2005 and 2004 included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/ Eisner LLP

New York, New York
May 16, 2006